UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2017

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Underwritten Public Offering of Convertible Senior Notes

On January 11, 2017, Veeco Instruments Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC (together, the “Underwriters”) pursuant to which the Company agreed to issue and sell and the Underwriters agreed to purchase $300 million aggregate principal amount of the Company’s 2.70% Convertible Senior Notes due 2023 (the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-215499) including a related prospectus, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional $45 million aggregate principal amount of Notes to cover over-allotments, if any, and on January 17, 2017, the Underwriters exercised their option in full. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Company estimates that the net proceeds from the Offering, after deducting fees and estimated expenses payable by the Company, will be approximately $335.4 million.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an Indenture (the “Base Indenture”), dated as of January 18, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 18, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 2.70% per year, payable semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2017. As a result, the Company expects to incur approximately $1.9 million in cash interest charges for the quarter ending March 31, 2017. The Notes are unsecured senior obligations of the Company and rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated (including the Company’s unsecured trade payables); (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries. The Company can provide no assurances that its estimate of interest charges related to the Notes for the quarter ending March 31, 2017 is accurate and interest charges related to the Notes could differ materially from the Company’s current expectation.

The Notes will mature on January 15, 2023 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, $0.01 par value per share (“Common Stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events. On or after October 15, 2022 until the close of business on the business day immediately preceding the Maturity Date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election.

The initial conversion rate is 24.9800 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $40.03 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to January 20, 2021. The Company may redeem for cash all or any portion of the Notes, at its option, on or after January 20, 2021 if the last reported sales price of its Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In the case of certain events of bankruptcy, insolvency or reorganization (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Notes and the Indenture is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated January 11, 2017, by and among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC

4.1	Indenture, dated as of January 18, 2017, by and between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of January 18, 2017, by and between the Company and U.S. Bank National Association, as trustee

4.3	Form of 2.70% Convertible Senior Note due 2023 (included in Exhibit 4.2)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2017	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated January 11, 2017, by and among the Company and Barclays Capital Inc. and Wells Fargo Securities, LLC

4.1	Indenture, dated as of January 18, 2017, by and between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of January 18, 2017, by and between the Company and U.S. Bank National Association, as trustee

4.3	Form of 2.70% Convertible Senior Note due 2023 (included in Exhibit 4.2)

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)